    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 1998

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       MEDICIS PHARMACEUTICAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

                       DELAWARE                                             52-1574808
           (STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
            INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

                      4343 EAST CAMELBACK ROAD, SUITE 250
                          PHOENIX, ARIZONA 85018-2700
                                 (602) 808-8800
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)
                            ------------------------

                                 JONAH SHACKNAI
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                       MEDICIS PHARMACEUTICAL CORPORATION
                      4343 EAST CAMELBACK ROAD, SUITE 250
                          PHOENIX, ARIZONA 85018-2700
                                 (602) 808-8800
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

              JOSEPH P. RICHARDSON, ESQ.                             ALAN C. MENDELSON, ESQ.
                  JIN SUN KIM, ESQ.                                     COOLEY GODWARD LLP
                    BRYAN CAVE LLP                                    FIVE PALO ALTO SQUARE
                      SUITE 2100                                       3000 EL CAMINO REAL
              2800 NORTH CENTRAL AVENUE                            PALO ALTO, CALIFORNIA 94306
                PHOENIX, ARIZONA 85004

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                            ------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                            PROPOSED MAXIMUM   PROPOSED MAXIMUM      AMOUNT OF
    TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE   OFFERING PRICE PER AGGREGATE OFFERING   REGISTRATION
             TO BE REGISTERED               REGISTERED(1)        SHARE             PRICE(2)           FEE(2)
------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $0.14 par value per
  share...................................     575,000           $48.25          $27,743,750          $8,185
==================================================================================================================

(1) Includes 75,000 shares of Class A Common Stock that Underwriters have the option to purchase to cover overallotments, if any.
(2) 3,450,000 shares were registered on a registration statement on Form S-3 (File No. 333-44055) filed on January 12, 1998, and an additional 575,000 shares (for a total of 4,025,000 shares) were registered on Amendment No. 1 filed on February 5, 1998. Filing fees totaling $52,869 were paid in connection with the previous filings.
================================================================================

                                EXPLANATORY NOTE

     This registration statement relates to the public offering of Common Stock of Medicis Pharmaceutical Corporation, contemplated by a Registration Statement on Form S-3, together with Amendment No. 1 thereto (File No. 333-44055) (the "Prior Registration Statement"), which was declared effective by the Securities and Exchange Commission on February 5, 1998, and is filed solely to increase the number of shares to be offered in such offering by 575,000 shares (including up to 75,000 additional shares that may be sold pursuant to the Underwriters' over-allotment option). The contents of the Prior Registration Statement are hereby incorporated by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Phoenix, State of Arizona, on February 5, 1998.

                                          MEDICIS PHARMACEUTICAL CORPORATION

                                          By: /s/ MARK A. PRYGOCKI, SR.

                                            ------------------------------------
                                                   Mark A. Prygocki, Sr.
                                                  Chief Financial Officer,
                                                  Treasurer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and dates indicated.

             SIGNATURE                                 TITLE                         DATE
-----------------------------------    -------------------------------------   -----------------
                 *                     Chairman of the Board of Directors      February 5, 1998
-----------------------------------    and Chief Executive Officer
          Jonah Shacknai               (Principal Executive Officer)

     /s/ MARK A. PRYGOCKI, SR.         Chief Financial Officer (Principal      February 5, 1998
-----------------------------------    Financial and Accounting Officer)
       Mark A. Prygocki, Sr.

                 *                     Director                                February 5, 1998
-----------------------------------
       Peter S. Knight Esq.

                 *                     Director                                February 5, 1998
-----------------------------------
      Richard L. Dobson, M.D.

                 *                     Director                                February 5, 1998
-----------------------------------
      Michael A. Pietrangelo

                 *                     Director                                February 5, 1998
-----------------------------------
      Philip S. Schein, M.D.

                 *                     Director                                February 5, 1998
-----------------------------------
      Arthur G. Altschul, Jr.

                 *                     Director                                February 5, 1998
-----------------------------------
        Lottie Shackelford

  *By: /s/ MARK A. PRYGOCKI, SR.
-----------------------------------
       Mark A. Prygocki, Sr.
        (Attorney-in-fact)

                                 EXHIBIT INDEX

EXHIBIT
  NO.                                          DESCRIPTION
-------     ----------------------------------------------------------------------------------
   1.1*     Form of Underwriting Agreement
   5.1      Opinion of Bryan Cave LLP with respect to the Common Stock being registered
  23.1      Consent of Bryan Cave LLP (contained in their opinion filed as Exhibit 5.1)
  23.2      Consent of Ernst & Young LLP
  23.3      Consent of Arthur Andersen LLP
  24.1*     Power of Attorney

---------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-3 No. 333-44055.